Exhibit 99.1

Xeris Biopharma Announces Private Convertible Note Exchange Transactions

CHICAGO, IL; September 27, 2023 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a growth-oriented biopharmaceutical company committed to improving patients’ lives by developing and commercializing innovative products across a range of therapies, today announced that on September 26, 2023, it and Xeris Pharmaceuticals, Inc., a wholly owned subsidiary of Xeris (the “Guarantor”), entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of the Guarantor’s outstanding 5.00% Convertible Senior Notes due 2025 (the “Existing Notes”), pursuant to which Xeris will exchange $31,975,000 in aggregate principal amount of the Existing Notes for $33,574,000 in aggregate principal amount of Xeris’ new 8.00% Convertible Senior Notes due 2028 (the “New Notes”) (the “Exchange Transactions”), in each case, pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Transactions are expected to close on September 29, 2023 (the “Closing Date”), subject to customary closing conditions.
“We are very pleased to have exchanged approximately two-thirds of our 5% Convertible Senior Notes due in 2025 for 8% Convertible Senior Notes due in July 2028. Importantly, we were able to achieve this three-year extension without changing the original $3.06 conversion price,” said Steven Pieper, Xeris’ Chief Financial Officer. “With only $15 million of the 2025 convertible notes remaining, coupled with our healthy cash position, we have created significant financial flexibility to run our business with no other debt coming due until 2027.”
The New Notes will be senior, unsecured obligations of Xeris and will be guaranteed by the Guarantor. The New Notes will bear interest at a rate of 8.00% per year. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2024. The New Notes will mature on July 15, 2028, unless earlier repurchased, redeemed or converted. The initial conversion rate for the New Notes is 326.7974 shares of Xeris’ common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $3.06 per share, which represents a premium of approximately 68% over the last reported sale price of Xeris’ common stock on September 26, 2023). The New Notes will be convertible at the option of the holders of New Notes at any time before the close of business on the second scheduled trading day immediately before the maturity date. Conversions of the New Notes will be settled in shares of Xeris’ common stock together with cash in lieu of any fractional share, if applicable.
The New Notes will be redeemable, in whole but not in part, at Xeris’ option at any time on or after July 20, 2026, at a cash redemption price equal to the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date but only if the last reported sale price per share of Xeris’ common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Xeris sends the related redemption notice; and (ii) the trading day immediately before the date Xeris sends such notice.
Holders of the New Notes may require Xeris to repurchase their New Notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the New Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase. In connection with certain corporate events or if Xeris issues a notice of redemption, Xeris will, under certain circumstances, increase the conversion rate for holders of New Notes who elect to convert their New Notes in connection with such corporate event or convert their New Notes called for redemption for a specified period of time.
This announcement does not constitute an offer to sell, nor is it a solicitation of an offer to buy, the New Notes or Xeris’ common stock, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.
Evercore acted as financial advisor to the Company in connection with the Exchange Transactions.

About Xeris
Xeris (Nasdaq: XERS) is a growth-oriented biopharmaceutical company committed to improving patients’ lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; Keveyis®, a proven therapy for primary periodic paralysis; and Recorlev® for the treatment of endogenous Cushing’s syndrome. Xeris has a pipeline of development and partnered programs using its formulation sciences, XeriSol™ and XeriJect™, to support long-term product development and commercial success.
Xeris is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow Xeris on Twitter, LinkedIn or Instagram.
Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc. including statements regarding the Exchange Transactions, the principal amount of the Existing Notes subject to the exchange, the closing date for the Exchange Transactions, the resulting allocation of principal between the Existing Notes and New Notes, and other statements containing the words “will,” “would,” “continue,” “expect,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results to differ materially from those expressed in or implied by such forward-looking statements, include the risk that one or more of the holders of the Existing Notes participating in the Exchange Transactions do not deliver their Existing Notes to Xeris for exchange when required pursuant to the terms of the Exchange Agreements or at all. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to us, as of the date of this communication and, while believed to be reasonable, actual results may differ materially. Subject to any obligations under applicable law, we do not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com